Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Contact: Emily Campbell, 608-252-1436
Anchor BanCorp Wisconsin Inc. Reports Fourth Quarter Earnings
of $8.6 Million or $0.91 per Diluted Share
MADISON, Wisc., January 29, 2016 - Anchor BanCorp Wisconsin Inc. ("Anchor" or the “Company”) (NASDAQ:ABCW), and its wholly-owned subsidiary, AnchorBank, fsb (the “Bank”), today announced financial results for the fourth quarter and fiscal year ended December 31, 2015. The Company concluded a profitable year with net income of $137.8 million, or $14.57 per diluted common share. Net income for the year includes an income tax benefit, net of current year provision, of $89.4 million or $9.46 per diluted share, primarily resulting from the reversal of substantially all of the Company's net deferred tax asset valuation allowance. Pre-tax net income for the year ended December 31, 2015 of $48.3 million, or $5.11 per diluted share, included a negative provision for loan losses of $29.5 million, or $3.12 per diluted share, and $3.8 million in one-time costs associated with several previously announced operational efficiency initiatives.
“This year's outstanding results build on over two years of profitability, proving our ability to carryout our business plan. We have executed on business development strategies, improved operational efficiencies and continued our focus on loan quality, allowing us to reduce our allowance for loan loss while maintaining solid loan loss reserve levels, all of which have allowed for the reversal of substantially all of the deferred tax asset valuation allowance,” said Chris Bauer, President and CEO.
The Company also recorded a profitable quarter with net income of $8.6 million, or $0.91 per diluted common share. Net income for the quarter includes a one-time income tax benefit of $1.7 million, resulting from the partial reversal of the Company's net deferred tax asset valuation allowance. Pre-tax income of $11.7 million, or $1.24 per diluted share, includes a negative provision for loan losses of $5.1 million, or $0.54 per diluted share.
Subsequent to the year ended December 31, 2015, on January 12, 2016, Evansville, Ind. based Old National Bancorp (NASDAQ:ONB) ("Old National") and the Company jointly announced the execution of a definitive agreement under which Old National will acquire the Company through a stock and cash merger.
"The announcement of the partnership with Old National Bank is a direct result of Anchor's soundness, profitability and growth, and reflects the commitment of our leadership to provide high-quality, innovative banking services in the communities we serve. The partnership is a culmination of the tremendous turnaround at Anchor and a win-win for our communities, customers, employees and shareholders. Old National Bank has a strong history of growth and we are proud to become their newest partner,” Bauer noted.

Highlights for the year ended December 31, 2015 include:

•
Net income was $137.8 million for the year ended December 31, 2015, compared to $14.6 million for the year ended December 31, 2014, which included an income tax benefit, net of current year provision, of $89.4 million primarily resulting from the reversal of substantially all of the Company's net deferred tax asset valuation allowance.

•	Pre-tax net income was $48.3 million for the year ended December 31, 2015, compared to $14.6 million for the year ended December 31, 2014.

•	Diluted earnings per share was $14.57 for the year ended December 31, 2015, compared to $1.60 per diluted share for the year ended December 31, 2014.

•	Net interest income was $68.8 million for the year ended December 31, 2015, compared to $71.2 million for the year ended December 31, 2014.

•
Yield on interest-earning assets of 3.59% for the year ended December 31, 2015 decreased 15 basis points compared to 3.74% for the year ended December 31, 2014. Cost of funds at 0.24% for the year ended December 31, 2015, increased 1 basis point from 0.23% for the year ended December 31, 2014.

•
Negative loan loss provision for the year ended December 31, 2015 was $29.5 million, compared to negative provision of $4.6 million for the year ended December 31, 2014. The increase in negative provision was driven by improved performance trends and loan quality.

•
Non-interest income was $35.0 million for the year ended December 31, 2015, compared to $30.5 million for the year ended December 31, 2014. The improvement was primarily related to increased loan fees, net gain on sale of loans and net gain on sale of other real estate owned.

•
Non-interest expense was $84.9 million for the year ended December 31, 2015, compared to $91.7 million for the year ended December 31, 2014. The change was driven by a decrease in other real estate owned expense.

Highlights for the quarter ended December 31, 2015 include:

Net Income

•	Net income was $8.6 million for the quarter ended December 31, 2015, compared to $15.5 million and $5.1 million for the quarters ended September 30, 2015 and December 31, 2014, respectively.

•
Diluted earnings per share was $0.91 for the quarter ended December 31, 2015, compared to $1.62 per diluted share for the quarter ended September 30, 2015 and $0.55 for the quarter ended December 31, 2014.

•
Net interest income was $17.0 million for the quarter ended December 31, 2015, compared to $17.3 million and $17.5 million for the quarters ended September 30, 2015 and December 31, 2014, respectively.

•
Yield on interest-earning assets of 3.48% for the quarter ended December 31, 2015 decreased 12 basis points compared to 3.60% for the quarter ended September 30, 2015 and decreased 16 basis points from 3.64% for the quarter ended December 31, 2014. Cost of funds at 0.25% for the quarter ended December 31, 2015, increased 1 basis point from 0.24% at September 30, 2015, and increased 3 basis points from 0.22% for the quarter ended December 31, 2014.

•
Negative loan loss provision for the quarter ended December 31, 2015 was $5.1 million, compared to negative provision of $22.4 million and $3.3 million for the quarters ended September 30, 2015 and December 31, 2014, respectively. The Company has experienced recoveries in excess of charge-offs of $10.9 million over the past five quarters, including $709,000 for the quarter ended December 31, 2015.

•
Non-interest income was $7.8 million for the quarter ended December 31, 2015, compared to $8.7 million and $9.0 million for the quarters ended September 30, 2015 and December 31, 2014, respectively. Non-interest income for the quarter ended September 30, 2015 and December 31, 2014, included gains of $832,000 and $2.4 million, respectively, from the sales of branch operations and buildings.

•
Non-interest expense was $18.1 million for the quarter ended December 31, 2015, compared to $22.6 million and $24.6 million for the quarters ended September 30, 2015 and December 31, 2014, respectively. The Bank incurred one-time costs of $1.5 million during the quarter ended September 30, 2015, consisting of early lease termination expense. The completed operational efficiency initiatives have reduced compensation, occupancy and other operating costs during the quarter ended December 31, 2015.

Loans

•
The Bank funded $181.2 million and $103.1 million of commercial, consumer and residential loans held for investment in the quarters ended December 31, 2015 and September 30, 2015, respectively. In the last twelve months, the Bank funded $497.4 million in loans held for investment, demonstrating the continued confidence that current and new customers have in the Company.

•
Loans held for investment were $1.64 billion at December 31, 2015, an increase of $68.6 million, or 4.37%, from December 31, 2014. In the quarter ended December 31, 2015, the Bank purchased $33.7 million of residential loans, consisting of 1-4 family adjustable and fixed rate loans.

•	Loans held for sale were $10.3 million at December 31, 2015, an increase of $3.7 million from December 31, 2014.

Asset Quality

•	Total non-performing loans decreased $19.8 million to $15.3 million at December 31, 2015, from $35.1 million at December 31, 2014.

•
Total non-performing assets (total non-performing loans and other real estate owned) decreased $35.0 million to $35.7 million, or 1.59% of total assets, at December 31, 2015, from $70.6 million, or 3.39% of total assets, at December 31, 2014.

•	Other real estate owned (OREO) decreased $15.1 million to $20.4 million at December 31, 2015, from $35.5 million at December 31, 2014.

Deposits and Borrowings

•	Deposits of $1.84 billion at December 30, 2015, increased $26.6 million from December 31, 2014.

•	Borrowed funds of $12.6 million, decreased $1.2 million from December 31, 2014.

Capital

•	Book value per common share was $38.20 at December 31, 2015, compared to $37.49 and $23.85 at September 30, 2015 and December 31, 2014, respectively.

•	The Bank’s Tier 1 leverage capital ratio of 12.35% at December 31, 2015 is considered “well capitalized” under the regulatory capital framework.

About Anchor BanCorp Wisconsin Inc.

Anchor Bancorp Wisconsin Inc, is the parent company for AnchorBank, fsb a community-based financial services company providing commercial, retail, mortgage, consumer finance and investment services to businesses and individuals from 46 banking locations throughout Wisconsin. Anchor Bancorp stock (ABCW) is listed on the NASDAQ Global Market and Russell Global Indexes. Visit AnchorBank online at www.anchorbank.com.

Conference Call

The Company will hold a conference call at 1:30 p.m. Central Time on Friday, January 29, 2016 to discuss fourth quarter 2015 and the fiscal year financial results. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company's Investor Relations web page at www.anchorbank.com and will be archived there for 12 months. A replay of the call will also be available from 4:00 p.m. Central Time on January 29 through February 29. To access the replay, dial US Toll Free 1-877-344-7529, Conference ID Code 10079873.

Additional Information for Shareholders

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Old National Bancorp will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a Proxy Statement of Anchor BanCorp Wisconsin Inc. and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and Anchor, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab "Investor Relations" and then under the heading "Financial Information" or from Anchor by accessing Anchor's website at www.anchorbank.com under the tab "About Us."

ONB and Anchor and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Anchor in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB's 2015 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 13, 2015. Information about the directors and executive officers of Anchor is set forth in the proxy statement for Anchor's 2015 annual meeting of shareholders, as filed with the SEC on a Schedule14A on March 27, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this release may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statement about the expected timing, completion, financial benefits and other effects of the proposed merger between ONB and Anchor. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could" and "should," and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; satisfaction of other closing conditions; delay in closing the proposed merger; the reaction to the transaction of the companies' customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with ONB's and Anchor's businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and Anchor to execute their respective business plans (including integrating the ONB and Anchor businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this new release and other factors identified in ONB's or Anchor's Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this news release, and neither ONB nor Anchor undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this news release.

Anchor BanCorp Wisconsin Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

	Quarter Ended			Year to Date		Qtr Ended 12/15-12/14
($ in 000’s, except share data)	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014	Incr(Decr)
INCOME STATEMENT
Interest income	$18,167	$18,418	$18,550	$73,210	$75,580	(2)%
Interest expense	1,152	1,132	1,049	4,429	4,344	10%
Net interest income	17,015	17,286	17,501	68,781	71,236	(3)%
Provision for loan losses	(5,086)	(22,410)	(3,281)	(29,496)	(4,585)	(55)%
Non-interest income:
Service charges on deposits	2,464	2,633	2,602	10,061	10,017	(5)%
Investment and insurance commissions	1,043	976	1,220	4,166	4,222	(15)%
Loan fees	934	596	169	2,440	882	453%
Loan servicing income, net	475	500	602	2,035	2,821	(21)%
Loan processing fee income	263	352	239	1,241	844	10%
Net gain on sale of loans	1,100	1,470	670	6,083	2,797	64%
Net gain (loss) on sale of investments	—	—	(37)	63	746	(100)%
Net gain on sale of OREO	899	719	352	3,828	2,540	155%
Net gain (loss) on disposal of premises and equipment	(15)	359	1,411	1,676	1,328	N/M
Net gain on sale of branch	—	538	991	986	991	(100)%
Other income	609	578	743	2,392	3,331	(18)%
Total non-interest income	7,772	8,721	8,962	34,971	30,519	(13)%
Non-interest expense:
Compensation and benefits	9,830	10,843	11,483	45,831	44,256	(14)%
Net occupancy and equipment expense	1,446	2,338	2,560	8,968	10,412	(44)%
Data processing expense	2,092	1,423	1,576	6,512	5,602	33%
OREO expense	409	962	3,328	2,344	9,779	(88)%
Mortgage servicing rights impairment (recovery)	(267)	93	492	(595)	534	(154)%
Provision for unfunded commitments	(532)	258	(486)	17	(2,107)	(9)%
Professional fees	310	549	794	1,899	3,413	(61)%
Lease termination expense	—	1,454	—	1,454	—	N/M
Other expense	4,861	4,632	4,874	18,507	19,819	—%
Total non-interest expense	18,149	22,552	24,621	84,937	91,708	(26)%
Net income before taxes	11,724	25,865	5,123	48,311	14,632	129%
Income tax expense (benefit)	3,103	10,394	—	(89,447)	10	N/M
Net income	$8,621	$15,471	$5,123	$137,758	14,622	68%
SHARE DATA
Diluted earnings per share	$0.91	$1.62	$0.55	$14.57	$1.60	65%
Cash dividends	$—	$—	$—	$—	$—	—%
Book value	$38.20	$37.49	$23.85	$38.20	$23.85	60%
Average diluted shares outstanding	9,468,000	9,559,000	9,340,000	9,458,000	9,151,000	1%
KEY RATIOS AND DATA
Yield on interest-earning assets	3.48%	3.60%	3.64%	3.59%	3.74%	(0.16)
Cost of funds	0.25%	0.24%	0.22%	0.24%	0.23%	0.03
Net interest margin	3.26%	3.38%	3.43%	3.37%	3.53%	(0.17)
Return on average assets	1.52%	2.79%	0.96%	6.36%	0.69%	0.56
Average equity to average assets	15.94%	15.49%	10.46%	13.56%	10.04%	5.48
Common Equity Tier 1 ratio (1)	17.04%	18.63%	N/A	17.04%	N/A	N/A
Tier 1 leverage (1)	12.35%	12.74%	10.43%	12.35%	10.43%	1.92
Tier 1 risk-based capital (1)	17.04%	18.63%	16.97%	17.04%	16.97%	0.07
Total capital ratio (1)	18.33%	19.93%	18.25%	18.33%	18.25%	0.08
N/A = not applicable N/M = not meaningful
(1) Capital ratios calculated utilizing Basel III regulatory requirements effective January 1, 2015 for AnchorBank, fsb.

Anchor BanCorp Wisconsin Inc.
(Unaudited)

	Quarter Ended Averages			Ending Balances		Ending Balances 12/15-12/14
($ in 000’s)	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014	Incr(Decr)
BALANCE SHEET
Assets:
Cash and cash equivalents	$166,363	$144,166	$195,093	$75,267	$147,273	(49)%
Investment securities	356,798	350,711	293,577	357,015	294,599	21%
Loans held for sale	9,031	13,607	5,608	10,323	6,594	57%
Loans held for investment	1,566,194	1,554,780	1,559,421	1,640,100	1,571,476	4%
Allowance for loan losses	(29,544)	(48,689)	(48,260)	(25,147)	(47,037)	47%
Loans held for investment, net	1,536,650	1,506,091	1,511,161	1,614,953	1,524,439	6%
Other real estate owned, net	23,187	26,584	44,511	20,371	35,491	(43)%
Deferred tax asset, net	91,370	102,873	—	90,620	—	N/M
Other assets	78,012	77,333	77,081	79,949	73,983	8%
Total assets	$2,261,411	$2,221,365	$2,127,031	$2,248,498	$2,082,379	8%
Liabilities and Stockholders’ Equity:
Non-interest bearing deposits	$312,697	$291,519	$285,960	$323,956	$291,248	11%
Interest bearing deposits	1,545,479	1,543,212	1,582,144	1,516,768	1,522,923	—%
Total deposits	1,858,176	1,834,731	1,868,104	1,840,724	1,814,171	1%
Other borrowed funds	14,175	13,860	14,982	12,562	13,752	(9)%
Other liabilities	28,551	28,744	21,500	28,571	26,793	7%
Total liabilities	1,900,902	1,877,335	1,904,586	1,881,857	1,854,716	1%
Total stockholders’ equity	360,509	344,030	222,445	366,641	227,663	61%
Total liabilities & stockholders’ equity	$2,261,411	$2,221,365	$2,127,031	$2,248,498	$2,082,379	8%
	Quarter Ended			Year-to-Date		Qtr Ended 12/15-12/14
	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014	Incr(Decr)
KEY METRICS
Provision for loan losses	$(5,086)	$(22,410)	$(3,281)	$(29,496)	$(4,585)	(55)%
Net charge-offs (recoveries)	(709)	(4,898)	(3,281)	(7,607)	13,560	78%
Ending allowance for loan losses	25,147	29,525	47,037	25,147	47,037	(47)%
Loans 30 to 89 days past due	8,154	7,735	8,892	8,154	8,892	(8)%
Non-performing loans (NPLs)	15,309	14,711	35,115	15,309	35,115	(56)%
Other real estate owned	20,371	24,612	35,491	20,371	35,491	(43)%
Non-performing assets	35,680	39,323	70,606	35,680	70,606	(49)%
Non-performing assets to total assets	1.59%	1.76%	3.39%	1.59%	3.39%	(1.80)
Allowance for loan losses to NPLs	164.26%	200.70%	133.95%	164.26%	133.95%	30.31
Allowance for loan losses to loans held for investment	1.53%	1.91%	2.99%	1.53%	2.99%	(1.46)
Net charge-offs (recoveries) to average assets	(0.03)%	(0.22)%	(0.15)%	(0.35)%	0.64%	0.12
N/M = not meaningful